Tidal Trust III 485BPOS

Exhibit 99(g)(i)(viii)

FORM OF EIGHTH AMENDMENT TO THE

TIDAL TRUST III

CUSTODY AGREEMENT

THIS EIGHTH AMENDMENT effective as of February 24, 2025 (the “Effective Date”), to the Custody Agreement dated as of July 11, 2024, as amended (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	Intech S&P Large Cap Diversified Alpha ETF

●	Intech S&P Small-Mid Cap Diversified Alpha ETF

●	MRP SynthEquity ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III	U.S. BANK NATIONAL ASSOCIATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit A to the Custody Agreement

Separate Series of Tidal Trust III

Name of Series:

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares YWCA Women's Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Ninepoint Energy Income ETF
Ninepont Energy ETF
Ned Davis Research 360° Core Equity ETF
Ned Davis Research 360° Dynamic Allocation ETF
Fundstrat Granny Shots US Large Cap ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income Shield ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ TSLA vs F ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
Kick BRK 2X Long Daily Target ETF
TH GARP Global Rising Leaders ETF

TH GARP India Rising Leaders ETF

PEO Quest Liquid PE Replication ETF

World Dynamic Momentum Leaders ETF

VistaShares Target 15 USA Momentum Income ETF

VistaShares Target 15 USA Value Income ETF

VistaShares Target 15 USA Quality Income ETF

VistaShares Target 15 USA Low Volatility Income ETF

VistaShares Target 15 Berkshire Select Income ETF

Intech S&P Large Cap Diversified Alpha ETF

Intech S&P Small-Mid Cap Diversified Alpha ETF

MRP SynthEquity ETF

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